EXHIBIT No. 99

Constellation Energy Releases Strong

Fourth Quarter and Record Full Year 2004 Results

Record 2004 Earnings - Up 17.4 percent from 2003

BALTIMORE - Jan. 28, 2005 - Constellation Energy (NYSE: CEG) today reported earnings excluding special items of $3.24 per share for 2004, up 17.4 percent from $2.76 per share in 2003.  Including special items of ($0.12) per share, reported earnings were $3.12 per share. A detailed addendum of special items is attached. The results excluding special items are in line with the company’s most recent earnings guidance of $3.15 - $3.25 per share provided in October 2004.  The company also established 2005 earnings guidance of $3.35 - $3.60 per share.

For the fourth quarter, Constellation Energy reported earnings excluding special items of $0.79 per share, up 17.9 percent from $0.67 per share in the fourth quarter of 2003. Including a ($0.03) per share special item associated with workforce reduction costs in the generation operation, the company earned $0.76 per share in the fourth quarter of 2004.

“2004 was a tremendous year for Constellation Energy.  We delivered the highest earnings in company history,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Today, we are fundamentally a larger company with greater earnings power. We are capitalizing on opportunities to grow our commercial platform and to run our existing businesses more efficiently.  Our disciplined investment approach and growing track record of acquisition integration are evident in our results.  We continue to expand our position as the market leader in competitive supply by leveraging the national scale of these businesses.  Our success is a direct result of our customer-centric focus, which drives our efforts in all of our competitive supply operations.  With the right mix of people, technology, market understanding and disciplined risk management, Constellation Energy is delivering strong financial and operating results.  Our strategy and businesses have proven successful, and we are poised to deliver strong results in 2005 as we expand our businesses and extend our competitive market leadership.”

The following tables summarize earnings per share excluding special items for the company’s business segments and provide reconciliation to total company reported earnings:

	Three Months Ended December 31,
	2004			2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.17	$0.17		$0.17	$0.17
Merchant energy	0.58	0.61	(1)	0.52	0.52
Other nonregulated	0.01	0.01		0.02	(0.02	)(2)
Diluted EPS	$0.76	$0.79		$0.71	$0.67

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items:

(1) Workforce reduction costs - $0.03 per share.

(2) Net gain on sales of investments and other assets - ($0.04) per share.

	Year Ended December 31,
	2004			2003
EARNINGS PER COMMON SHARE	Reported GAAP EPS	EPS Excluding Special Items		Reported GAAP EPS	EPS Excluding Special Items
Baltimore Gas and Electric	$0.88	$0.88		$0.91	$0.91
Merchant energy	2.54	2.36	(1)	1.87	1.88	(4)
Other nonregulated	(0.02)	—	(2)	0.07	(0.03	)(5)
Diluted EPS from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	$3.40	$3.24		$2.85	$2.76
Loss from discontinued operations - Assuming Dilution	(0.28)	—	(3)	—	—
Cumulative effects of changes in accounting principles - Assuming Dilution	—	—		(1.19)	—	(6)
Diluted EPS	$3.12	$3.24		$1.66	$2.76

GAAP EPS was adjusted by the following amounts to calculate EPS excluding special items:

(1)     Synfuel tax credits associated with 2003 production at S.C. facility - ($0.21) per share, partially offset by workforce reduction costs - $0.03 per share.

(2)     Net loss on sales of investments and other assets - $0.01 per share and impairment losses and other costs - $0.01 per share.

(3)     Loss from discontinued operations associated with the sale of our Hawaiian Geothermal Power Plant - $0.28.

(4)     Workforce reduction costs - $0.01 per share.

(5)     Net gain on sales of investments and other assets - ($0.10) per share.

(6)     Cumulative effects of changes in accounting principles related to the adoption of EITF 02-3 and SFAS No. 143 effective       January 1, 2003 - $1.19.

Merchant

The merchant energy business reported earnings per share excluding special items of $0.61 in the fourth quarter of 2004, in line with guidance and up 17.3 percent from fourth quarter 2003 earnings of $0.52 per share. Earnings growth was driven by NewEnergy’s retail electric and gas business and the addition of the R.E. Ginna Nuclear Station to the fleet. Earnings from the South Carolina synfuels facility enabled Constellation Energy Commodities Group to invest in building future growth businesses.

“Our wholesale competitive supply business not only delivered superior results in 2004 but also invested to extend its reach into underserved segments in gas and coal markets,” said Shattuck.  “Constellation NewEnergy, which serves retail commercial and industrial customers, continues to exceed our expectations. In the NewEnergy business unit, we were successful in growing both gas and electric volumes by about 50 percent while integrating acquisitions and facing the challenges of selling power in a rising wholesale price environment.  This success is driven by our national scale and superior customer satisfaction.  Collectively, in wholesale and retail markets, Constellation Energy is the largest competitive energy supplier in North America, serving more than 31,000 peak megawatts and 65 of the Fortune 100 companies.

“Our generation fleet continues to improve operating performance and to deliver consistent results. The integration of the R.E. Ginna Nuclear Station was seamless, and the replacement of the low pressure rotor at the Calvert Cliffs Nuclear Power Plant set a nuclear industry record, eclipsing the previous mark by three days,” said Shattuck.

Baltimore Gas and Electric

Baltimore Gas and Electric Company’s (BGE) regulated electric and gas businesses reported earnings per share of $0.17 in the fourth quarter of 2004, in line with guidance and equal to $0.17 per share in the fourth quarter of 2003.

Shattuck said, “BGE’s focus on productivity and customer satisfaction continues to deliver stable earnings and cash flow.  BGE’s Standard Offer Service bidding process for procuring wholesale electric supply to meet the needs of its small commercial customers is being recognized as one of the best in the industry for supporting the transition to competitive markets while providing the benefits of wholesale markets to mass market customers.”

Other Nonregulated Businesses

Constellation Energy’s other nonregulated businesses reported earnings of $0.01 per share compared with a loss of ($0.02) per share excluding special items in the fourth quarter of 2003. Earnings were higher primarily due to tax benefits of a dividend from the company’s Panama operation to take advantage of the new dividends received deduction on foreign repatriation contained in the American Jobs Creation Act of 2004.

The December 2004 Quarterly and Annual Financial Statements are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, losses from discontinued operations, gains or losses on the sale of non-core assets, and other special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. Effective 2005, we will no longer treat gains and losses on non-core financial and real estate investments as special items because this portfolio has been reduced to $35 million as of year-end 2004 and any future gains and losses are likely to be small.

Investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item). These non-GAAP measures are also used to evaluate management’s performance for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items. Constellation Energy is unable to reconcile its earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The company plans to file its 2004 Form 10-K on or about March 11, 2005.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call Jan. 28, 2005

Constellation Energy will host a conference call at 8 a.m. (EST) to review its results and discuss its business outlook for 2005 and beyond.

To participate, analysts, investors, media and the public in the U.S. may dial (800) 862-9098 shortly before 8 a.m. The international phone number is (785) 424-1051. The conference password is “ENERGY”.

A replay of the call will be available for one week by calling (800) 938-2298 (U.S.) or (402) 220-1124 (international).

A live audio webcast of the conference call, as well as presentation slides and the 2004 earnings press release will be available on the Investor Relations page of our web site, www.constellation.com. The reference to our web site is an active textual reference and the contents of our web site are not part of this press release.

About Constellation Energy

Constellation Energy (www.constellation.com), a Fortune 200 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns or operates 107 generating units at 35 locations in 11 states totaling approximately 12,500 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company, its regulated utility in Central Maryland. In 2004, revenues totaled $12.5 billion.

###

Addendum – Discontinued Operations and Special Items Recognized in 2004

	Calendar Year 2004			Q4 2004
	Income (Expense)		Earnings	Earnings
	Pre-Tax	After-Tax	Impact	Impact
	(In millions)		(Per Share)	(Per Share)
Loss from Discontinued Operations – Sale of Hawaiian Geothermal Power Plant	$(75.6)	$(49.1)	$(0.28)	$—

Special Items
Synfuel Tax Credits Associated with 2003 Production	n/a	$35.9	$0.21	$—
Workforce Reduction Costs	$(9.7)	(5.9)	(0.03)	(0.03)
Net Loss on Sales of Investments and Other Assets	(1.2)	(0.6)	(0.01)	—
Impairment Losses and Other Costs	(3.7)	(2.2)	(0.01)	—
Total Special Items	$(14.6)	$27.2	$0.16	$(0.03)

Total Loss From Discontinued Operations and Special Items	$(90.2)	$(21.9)	$(0.12)	$(0.03)

Sale of Hawaiian Geothermal Power Plant - before-tax charge of ($75.6) million, or ($0.28) per share in 2004

We undertook a re-evaluation of our strategy regarding our geothermal generating facility in Hawaii in 2003. In the first quarter of 2004, management committed to a plan to sell the facility that met the “held for sale” criteria under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, we recognized a net loss from discontinued operations of ($70.1) million pre-tax, or ($0.27) per share in the first quarter. We completed the sale of our Hawaiian geothermal generating facility in June 2004. Based on the final sales price and some minor costs incurred over the remainder of the year, we recognized an additional ($5.5) million pre-tax charge, or ($0.01) per share.

Synfuel Tax Credits Associated with 2003 Production - $35.9 million, or $0.21 per share in 2004

We received a favorable private letter ruling (PLR) from the Internal Revenue Service on our 99 percent ownership in a South Carolina facility that produces synthetic fuel. Based on the receipt of the PLR, we recognized $35.9 million, or $0.21 per share, in the second quarter of 2004 of tax credits associated with 2003 production at this facility.

Workforce Reduction Costs - before-tax charge of ($9.7) million, or ($0.03) per share in the fourth quarter of 2004

In the fourth quarter of 2004, we approved a restructuring of the work forces of the Nine Mile Point and Calvert Cliffs nuclear generating stations to be effective in January 2005. In connection with this restructuring, an estimated 108 employees will receive severance and other benefits under the company’s benefit programs. We accrued the estimated total cost of this reduction in force of ($9.7) million pre-tax, or ($0.03) per share, in accordance with the applicable accounting requirements.  This special item excludes severance benefits, which may have been paid through the company over the course of the year for performance-related terminations or position eliminations, which were individually small in amount.  We have highlighted this reduction as a special item because it is notable in size at ($0.03) per share and to be consistent with our treatment of the 2001 workforce reduction.

Net Loss on Sales of Investments and Other Assets - before-tax loss of ($1.2) million, or ($0.01) per share in 2004

In 2004, we recognized approximately a ($1.2) million net pre-tax loss relating to the monetization of several non-core financial investment and real estate assets. While small relative to amounts we would normally treat as special items, we have classified these amounts as special items for consistency with prior treatment of non-core asset dispositions. Effective 2005, we will no longer treat gains and losses on non-core financial and real estate investments as special items because this portfolio has been reduced to $34.5 million as of year-end 2004 and any future gains and losses are likely to be small.

Impairments of Financial Investments - before-tax charge of ($3.7) million, or ($0.01) per share in 2004

In 2004, in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, we recognized impairment losses of ($3.7) million pre-tax, or ($0.01) per share, related to declines in value of our financial investments that we believed to be other than temporary. We have classified this as a special item because it is associated with the non-core financial investments that we are in the process of monetizing.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,610.5	$1,879.8	$9,827.0	$7,053.6
Regulated electric revenues	424.0	416.0	1,967.6	1,921.5
Regulated gas revenues	251.1	198.7	755.1	712.7
Total revenues	3,285.6	2,494.5	12,549.7	9,687.8

Expenses
Purchased fuel and energy expenses	2,364.2	1,632.3	8,849.6	6,297.1
Operating expenses	450.1	406.2	1,770.7	1,575.6
Workforce reduction costs	9.7	—	9.7	2.1
Impairment losses and other costs	—	0.6	3.7	0.6
Depreciation and amortization	133.9	123.4	525.5	479.0
Accretion of asset retirement obligations	15.1	10.7	53.2	42.7
Taxes other than income taxes	63.9	58.9	258.9	250.6
Total expenses	3,036.9	2,232.1	11,471.3	8,647.7
Net Gain (Loss) on Sales of Investments and Other Assets	0.4	9.9	(1.2)	26.2
Income from Operations	249.1	272.3	1,077.2	1,066.3
Other Income (Expense)	6.5	(0.2)	14.1	19.1
Fixed Charges
Interest expense	79.0	89.7	328.0	340.8
Interest capitalized and allowance for borrowed funds used during construction	(2.8)	(4.3)	(10.9)	(13.8)
BGE preference stock dividends	3.3	3.3	13.2	13.2
Total fixed charges	79.5	88.7	330.3	340.2
Income from Continuing Operations Before Income Taxes	176.1	183.4	761.0	745.2
Income Taxes	41.3	64.4	172.2	269.5
Income from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	134.8	119.0	588.8	475.7
Income (loss) from discontinued operations, net of income taxes of $26.5	0.1	—	(49.1)	—
Cumulative effects of changes in accounting principles, net of income taxes of $119.5	—	—	—	(198.4)
Net Income	$134.9	$119.0	$539.7	$277.3

Earnings Applicable to Common Stock	$134.9	$119.0	$539.7	$277.3

Average Shares of Common Stock Outstanding - Basic	176.0	167.4	172.1	166.3
Average Shares of Common Stock Outstanding - Diluted	177.2	168.2	173.1	166.7
Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Basic	$0.77	$0.71	$3.42	$2.86
Loss from discontinued operations - Basic	—	—	(0.28)	—
Cumulative effects of changes in accounting principles - Basic	—	—	—	(1.19)
Earnings Per Common Share - Basic	$0.77	$0.71	$3.14	$1.67

Earnings Per Common Share from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles - Diluted	$0.76	$0.71	$3.40	$2.85
Loss from discontinued operations - Diluted	—	—	(0.28)	—
Cumulative effects of changes in accounting principles - Diluted	—	—	—	(1.19)
Earnings Per Common Share - Diluted	$0.76	$0.71	$3.12	$1.66

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	December 31, 2004	December 31, 2003
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$706.3	$721.3
Accounts receivable (net of allowance for uncollectibles of $43.1 and $51.7, respectively)	1,979.3	1,563.0
Mark-to-market energy assets	567.3	504.8
Risk management assets	471.5	233.0
Materials and supplies	203.8	203.2
Fuel stocks	298.3	196.8
Other	262.9	220.3
Total current assets	4,489.4	3,642.4
Investments And Other Assets
Nuclear decommissioning trust funds	1,033.7	736.1
Investments in qualifying facilities and power projects	318.4	332.6
Mark-to-market energy assets	359.8	265.8
Risk management assets	306.2	154.5
Regulatory assets (net)	195.4	229.5
Goodwill	144.8	146.3
Other	412.8	484.3
Total investments and other assets	2,771.1	2,349.1
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,638.4	8,110.0
Regulated property, plant and equipment	5,412.7	5,266.7
Nuclear fuel (net of amortization)	264.3	202.9
Accumulated depreciation	(4,228.8)	(3,978.1)
Net property, plant and equipment	10,086.6	9,601.5
Total Assets	$17,347.1	$15,593.0

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$—	$9.6
Current portion of long-term debt	480.4	343.2
Accounts payable	1,424.9	1,142.0
Customer deposits and collateral	223.8	194.5
Mark-to-market energy liabilities	559.7	490.4
Risk management liabilities	304.3	118.8
Other	574.3	560.6
Total current liabilities	3,567.4	2,859.1
Deferred Credits And Other Liabilities
Deferred income taxes	1,398.3	1,380.1
Asset retirement obligations	825.0	595.9
Mark-to-market energy liabilities	315.0	261.4
Risk management liabilities	472.2	166.7
Postretirement and postemployment benefits	375.3	361.8
Net pension liability	269.7	225.7
Deferred investment tax credits	71.2	78.4
Other	232.0	180.8
Total deferred credits and other liabilities	3,958.7	3,250.8
Long-Term Debt
Long-term debt of nonregulated businesses	3,800.5	3,739.2
Long-term debt of BGE	1,245.9	1,395.7
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(10.5)	(10.2)
Current portion of long-term debt	(480.4)	(343.2)
Total long-term debt	4,813.2	5,039.2
Minority Interests	90.9	113.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,502.6	2,179.8
Retained earnings	2,425.8	2,081.9
Accumulated other comprehensive loss	(201.5)	(121.2)
Total common shareholders’ equity	4,726.9	4,140.5
Total Liabilities And Equity	$17,347.1	$15,593.0

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Year Ended December 31,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2004	52.4	31.7	1.6	12.2	2.1	100.0
2003	50.0	35.3	1.4	10.9	2.4	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2004	2003	2004	2003

ELECTRIC
Revenues (In Millions)
Residential	— with househeating	$95.4	$91.4	$406.0	$391.4
	— other	119.2	119.5	609.8	567.6
	— total	214.6	210.9	1,015.8	959.0
Commercial	— excluding delivery service	151.9	141.1	708.9	694.2
	— delivery service	25.8	19.2	78.6	66.1
Industrial	— excluding delivery service	12.2	29.0	92.3	137.0
	— delivery service	6.1	4.9	21.3	18.2
System Sales		410.6	405.1	1,916.9	1,874.5
Other		13.4	10.9	50.8	47.1
Total		$424.0	$416.0	$1,967.7	$1,921.6

Sales (In Thousands) - MWH
Residential	— with househeating	1,379	1,344	5,633	5,543
	— other	1,583	1,613	7,680	7,211
	— total	2,962	2,957	13,313	12,754
Commercial	— excluding delivery service	1,857	2,245	9,286	9,937
	— delivery service	1,730	1,316	5,767	4,982
Industrial	— excluding delivery service	160	651	1,429	2,556
	— delivery service	658	448	2,562	1,780
Total System Sales		7,367	7,617	32,357	32,009

GAS
Revenues (In Millions)
Residential	— excluding delivery service	$145.1	$124.5	$478.0	$444.5
	— delivery service	4.2	3.6	14.2	13.6
	— total	149.3	128.1	492.2	458.1
Commercial	— excluding delivery service	37.2	32.9	135.4	128.6
	— delivery service	8.3	7.6	28.0	24.6
Industrial	— excluding delivery service	2.4	3.3	9.4	11.5
	— delivery service	2.3	3.3	7.8	11.4
System Sales		199.5	175.2	672.8	634.2
Off-System Sales		48.6	24.7	77.2	84.8
Other		1.5	1.5	7.0	7.0
Total		$249.6	$201.4	$757.0	$726.0

Sales (In Thousands) - DTH
Residential	— excluding delivery service	11,339	11,750	39,080	40,894
	— delivery service	1,655	1,829	6,053	6,640
	— total	12,994	13,579	45,133	47,534
Commercial	— excluding delivery service	3,603	3,821	13,248	13,895
	— delivery service	9,745	8,206	34,120	29,138
Industrial	— excluding delivery service	230	378	865	1,143
	— delivery service	3,408	4,788	14,310	18,399
System Sales		29,980	30,772	107,676	110,109
Off-System Sales		5,909	4,157	9,914	12,859
Total		35,889	34,929	117,590	122,968

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	— Actual	1,628	1,658	4,739	5,140
	— Normal	1,697	1,695	4,775	4,729
Cooling Degree Days	— Actual	7	22	838	755
	— Normal	25	23	843	839

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Year Ended December 31,
	2004	2003

Ratio of Earnings to Fixed Charges	3.11	2.98

Effective Tax Rate (includes $123.2 million of synthetic fuel tax credits for the year ended December 31, 2004)	22.2%	35.5%

Equity Investment In Nonregulated Businesses — End of Period	$3,188.9	$2,681.2

Equity Investment In Utility Business — End of Period	$1,538.0	$1,459.3

Common Stock Data

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Common Stock Dividends - Per Share
— Declared	$0.285	$0.260	$1.140	$1.040
— Paid	$0.285	$0.260	$1.115	$1.020

Market Value Per Share
— High	$44.90	$39.61	$44.90	$39.61
— Low	$39.90	$35.03	$35.89	$25.17
— Close	$43.71	$39.16	$43.71	$39.16

Shares Outstanding—End of Period (In Millions)	176.3	167.8	176.3	167.8

Book Value per Share—End of Period	$26.81	$24.68	$26.81	$24.68